Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
American Physicians Capital, Inc.
East Lansing, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56428 and 333-75720) of American Physicians Capital, Inc. of our report dated March 3, 2006, relating to the consolidated financial statements and the effectiveness of American Physicians Capital Inc.’s internal control over financial reporting which appear in this Form 10-K.
/s/ BDO Seidman, LLP
Grand Rapids, Michigan
March 9, 2006